Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 1-A of our report dated April 1, 2024, except for Note 17, as to which date is May 31, 2024, with respect to the consolidated financial statements of Verb Technology Company, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GRASSI & CO., CPAs, P.C.

Jericho, New York

May 31, 2024